EXHIBIT 99.1

Bio Health Products Inc.

F/K/A Essential Oils

INDEX TO FINANCIAL STATEMENTS

Inception to December 31, 2016 and December 31, 2015

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Bio Health Products, Inc.:

We have audited the accompanying balance sheets of Bio Health Products, Inc. (“the Company”) as of December 31, 2016 and 2015 and the related statements of operations, stockholders’ equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinions.

In our opinion, the financial statement referred to above present fairly, in all material respects, the financial position of Bio Health Products, Inc., as of December 31, 2016 and 2015, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles in the United States of America.

The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the Company's internal control over financial reporting.  Accordingly, we express no such opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BF Borgers CPA PC

BF Borgers CPA PC

Lakewood, CO

November 9, 2017

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Bio Health Products Inc.

F/K/A Essential Oils

Balance Sheets

	December 31, 2016	December 31, 2015
ASSETS
Current Assets
Cash and cash equivalents	$6,015	$7,722
Inventory	7,916	15,184
Total Current Assets	13,931	22,906
TOTAL ASSETS	13,931	22,906

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Accrued Liabilities	$983	$652
Loans payable	45,361	6,754
Total Current Liabilities	46,344	7,406

Owners’ Equity
Retained earnings	174,558	172,297
Owner withdraws	(206,971)	(156,797)
TOTAL OWNERS EQUITY	(32,413)	15,500

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$13,931	$22,906

The accompanying notes are an integral part of these financial statements.

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Bio Health Products Inc.

F/K/A Essential Oils

Statements of Operations

	Year ended
	December 31
	2016	2015

REVENUE	$210,428	$349,149
COST OF SERVICES	(119,469)	(154,447)
GROSS PROFIT	90,959	194,702

OPERATING EXPENSES
General and administrative expenses	82,632	50,845
Professional fees	120	8
Total Operating Expenses	82,752	50,853

PROFITS FROM OPERATIONS	8,207	143,849

OTHER EXPENSE
Interest expense	(5,946)	(244)
	(5,946)	(244)

PROFITS BEFORE INCOME TAXES	2,261	143,605

Provision for income taxes	-	-

NET PROFITS	$2,261	$143,605

COMPREHENSIVE PROFITS	$2,261	$143,605

BASIC AND DILUTED PROFITS PER COMMON SHARE:
Net profits per share	$2,261	$143,605
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	1	1

The accompanying notes are an integral part of these financial statements.

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Bio Health Products Inc.

F/K/A Essential Oils

Statements of Owners’ Capital

			Total
	Owners	Accumulated	Owners'
	Withdraws	Deficit	Equity (Deficit)

Balance - September 22, 2014	$-	$-	$-
Net profits	-	28,692	28,692
Owner withdraws	(10,100)	-	(10,100)
Balance - December 31, 2014	(10,100)	28,692	18,592
Net profits	-	143,605	143,605
Owner withdraws	(146,697)	-	(146,697)
Balance - December 31, 2015	(156,797)	172,297	15,500
Net profits	-	2,261	2,261
Owner withdraws	(50,173)	-	(50,173)
Balance - December 31, 2016	$(206,971)	$174,558	$(32,413)

The accompanying notes are an integral part of these financial statements.

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Bio Health Products Inc.

F/K/A Essential Oils

Statements of Cash Flows

	Year ended
	December31,
	2016	2015

CASH FLOWS FROM OPERATING ACTIVITIES
Net profits	$2,261	$143,605
Changes in operating assets and liabilities:
Inventory	7,268	(9,975)
Accrued liabilities	331	3,600
Net cash provided by operating activities	9,860	137,229

CASH FLOWS FROM FINANCING ACTIVITIES
Owner withdraws	(50,173)	(146,697)
Proceeds from loans	38,607	6,754
Net cash used by financing activities	(11,567)	(139,943)

Net increase in cash and cash equivalents	(1,707)	(2,714)
Cash and cash equivalents - beginning of period	7,722	10,436
Cash and cash equivalents - end of period	$6,015	$7,722

Supplemental Cash Flow Disclosures
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of these financial statements.

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Bio Health Products Inc.

F/K/A Essential Oils

Notes to the Financial Statements

December 31, 2016

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Bio Health Products Inc. (“the Company”) was formed on June 29, 2017, and acquired Essential Oils on July 5, 2017. Essential Oils was founded and operated as a sole proprietorship selling oils through on online platform. The Company's fiscal year end is December 31. The Company started operating in September, 2014. The financial statements presented herein are the historical operations of Essential Oils.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Financial Statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). The Financial Statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles ("GAAP") of the United States.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting period. Actual results could differ from these good faith estimates and judgments. The Company does not currently have any accounting estimates.

Inventory

The Company's inventory consists of oil products held by the Company. All inventory held by the Company is finished goods. Inventories are stated at the lower of cost or market value. Inventory held by the Company is stored off-site and held by a third party. The Company utilizes last-in first-out for inventory items held. Items determined to be obsolete are reserved for. The Company provides for the possible inability to sell its inventories by providing an excess inventory reserve. As at December 31, 2016 and 2015, the Company determined that no reserve was required.

Financial Instruments

The Company follows ASC 820, "Fair Value Measurements and Disclosures", which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity's own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).

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The three levels of the fair value hierarchy are described below:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

Revenue Recognition

The Company recognizes revenue from the sale of products and services in accordance with ASC 605,"Revenue Recognition."

The Company recognizes revenue from services only when all of the following criteria have been met:

i)	Persuasive evidence for an agreement exists;
ii)	Service has been provided;
iii)	The fee is fixed or determinable; and,
iv)	Collection is reasonably assured.

Revenue related to product sales is fully recognized when the above criteria are met.

Recent Accounting Pronouncements

In May 2014 and again in August 2015, the Financial Accounting Standards Board issued amended accounting guidance on revenue recognition that will be applied to all contracts with customers. The objective of the new guidance is to improve comparability of revenue recognition practices across entities and to provide more useful information to users of financial statements through improved disclosure requirements. This guidance is effective for annual and interim periods beginning in 2019. Early adoption is permitted, but only beginning in 2018. The Company is currently assessing the impact of adoption on its financial statements.

Going Concern

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. However, the Company has negative equity as of December 31, 2017 of $32,413, and minimal cash flows provided in operating activities for the year ending December 31, 2017 of $9,860. Per management’s estimates the Company needs additional cash to maintain its operations.

These factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty. The Company’s continued existence is dependent upon management’s ability to develop profitable operations, continued contributions from the Company’s executive officers to finance its operations and the ability to obtain additional funding sources to explore potential strategic relationships and to provide capital and other resources for the further development and marketing of the Company’s products and business.

NOTE 3 – INCOME TAXES

From September 22, 2014 to December 31, 2016, the Company operated as a sole proprietorship, and therefore the Company’s owners were attributed with taxable income from inception through the period ending December 31, 2016. The Company does not have an income tax expense accrual as of December 31, 2015 or December 31, 2016, as the Company’s net income liabilities are attributed personally to the owners. No income tax provision has been recorded as of December 31, 2016, or 2015.

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NOTE 4 – COMMITMENTS AND CONTINGENCIES

From time to time the Company may become a party to litigation matters involving claims against the Company. Management believes that it is adequately insured for its operations and there are no current matters that would have a material effect on the Company's financial position or results of operations. For the period ending December 31, 2016 and December 31, 2015, no litigation matters were noted.

NOTE 5 – RELATED PARTY TRANSACTIONS

During the period of operations the owners of the Company withdrew amounts from the entity. For the periods ending December 31, 2016 and December 31, 2015 the owners withdrew a total of $50,173 and $146,697 respectively.

NOTE 6 – ACCRUED LIABILITIES AND LOANS PAYABLE

As of December 31, 2016, and December 31, 2015, the Company had $983, and $653 of accrued liabilities, respectively. Accrued liabilities consist entirely of negative cash balances held by a third party.

As of December 31, 2016, and December 31, 2015, the Company had $45,361, and $6,754 of loans payable, respectively. The loans are interest bearing at 12%, 16%, and 22.5% and each have a term of twelve months. Upon default of any of the loan conditions, the loans are due on demand.

Interest expense of $5,946, and $244 was recorded on the loans payable for the years ending December 31, 2016, and December 31, 2015, respectively.

NOTE 7 – GENERAL AND ADMINISTRATIVE EXPENSES

General and administrative expenses consisted of the following:

December 31, 2016		December 31, 2015
Advertising and promotion	53,276	Advertising and promotion	19,947
Office Expenses	24,632	Office Expenses	23,168
Website and computer expenses	4,724	Website and computer expenses	7,730
	82,632		50,845

NOTE 8 – OWNERS’ EQUITY

For the period ending December 31, 2016, the owners earned $2,261 of profits and withdrew a total of $50,173.

For the period ending December 31, 2015, the owners earned $143,605 of profits and withdrew a total of $146,697.

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